Exhibit 10.1





                            ASSET PURCHASE AGREEMENT

                        MACE SECURITY INTERNATIONAL, INC

                                       AND

                               CW ACQUISITION, LLC













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                                TABLE OF CONTENTS

                                                                           PAGE

RECITALS..................................................................... 1

ARTICLE I REAL PROPERTY AND ASSET TRANSFER; CLOSING.......................... 1

ARTICLE II TITLE............................................................. 8

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLERS....................... 11

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER...................... 17

ARTICLE V ADDITIONAL AGREEMENTS OF SELLERS.................................. 18

ARTICLE VI ADDITIONAL AGREEMENTS OF PURCHASER............................... 22

ARTICLE VII CONDITIONS TO PURCHASER'S OBLIGATIONS........................... 23

ARTICLE VIII CONDITIONS TO SELLERS' OBLIGATIONS............................. 24

ARTICLE IX INDEMNIFICATION ................................................. 24

ARTICLE X OTHER PROVISIONS.................................................. 28






                                    SCHEDULES

1.9(a)(iii)    Promissory Note
1.9(a)(vi)     Assignment Agreement
1.9(a)(vii)    Lease Assignment
1.10(a)(i)     Bill of Sale
1.10(a)(iv)    Form of Special Warranty Deed


Enclosed in Disclosure Binder

1.3            Car Wash Locations
1.4(c)         Equipment
1.4(e)         Contractual Obligations
1.4(f)         Permits
1.11(b)        Allocation of Purchase Price
3.3            Summary of Oral Agreements

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3.5(b)         Exceptions to governmental compliance
3.5(d)         Litigation or administrative proceedings
               for environmental violations
3.5(e)         Releases of "Hazardous Materials" and Environmental Conditions
3.5(g)         Proceedings which would affect use of the Locations
3.7            Changes in the Car Wash Business
3.8            Required Consents
3.12           Pending and Threatened Litigation
3.13           Employee Contracts
3.14           Employee Benefits


Appendix A     Defined Terms


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                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement ("Agreement") is made as of February 28, 2006, by and among Mace Security International, Inc. ("MSI"), Mace Car Wash, Inc ("MCW"), Mace Car Wash-Arizona, Inc. ("MCWA") and CW Acquisition, LLC ("CW"). For purposes of this Agreement, CW Acquisition, LLC is sometimes referred to as "Purchaser," MCW and MCWA, subsidiaries of MSI that own the assets being sold under this Agreement, are referred to individually as a "Company" and collectively as the "Companies," and MSI and the Companies are sometimes collectively referred to as "Sellers."

                                    RECITALS

         MSI is the sole shareholder of the Companies. Each of the Companies own the car washes listed on Schedule 1.3 attached. For purposes of this Agreement the car and truck wash locations listed on Schedule 1.3 attached are hereafter referred to individually, as a ("Location") and collectively the ("Locations"). Nine of the Locations are situated on parcels of real property owned by the Companies (the "Owned Real Property"), and three of the Locations are situated on parcels of real property that MCW occupies under valid leasehold interests (the "Leased Real Property"). Schedule 1.3 identifies both the Owned Real Property and the Leased Real Property.

         Throughout this Agreement various Schedules are referenced as being attached to this Agreement. Notwithstanding the fact that all Schedules are referred to as being attached to this Agreement, some of the Schedules are not attached but instead appear in a Disclosure Binder dated February 28, 2006. The Disclosure Binder is organized under subheadings which correspond to the various Schedules described in this Agreement. For purposes of identification, the Disclosure Binder has been identified by the parties by a written statement executed by the parties and appearing as the first page of the Disclosure Binder.

                                    ARTICLE I
                    Real Property and Asset Transfer; Closing

         Section 1.1 Incorporation of Recitals. The recitals set forth above are incorporated herein by reference and are a part of this Agreement.

         Section 1.2 Place for Closing. The Closing under this Agreement shall take place at the offices of Sellers, 1000 Crawford Place, Mount Laurel, New Jersey, or such other place as the parties hereto may agree upon. The date that Closing occurs is referred to hereinafter as the "Closing Date", and the act of closing as the "Closing." The Closing Date shall take place on the last day of a month.

         Section 1.3 Agreement to Transfer Assets and Owned Real Property; Consideration.


         (a) The Companies shall transfer and MSI shall cause the Companies to transfer and deliver to Purchaser the Owned Real Property, their leasehold interests in the Leased Real Property and their interests in the Assets for the total consideration of $19,500,000 (Nineteen Million Five Hundred Thousand Dollars) ("Purchase Price"), payable as follows:

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                  (i) $200,000  ("Deposit")  shall be delivered to United Escrow
Co., as escrow agent ("Escrow Agent") within two (2) days of the execution of this Agreement. The Deposit and all interest earned thereon shall be applied and paid as set forth in Section 1.3(b) below.

                  (ii) Eighteen Million Three Hundred Thousand ($18,300,000) shall be delivered to MSI on the Closing Date payable at Closing by wire transfer in United States of America currency, to an account as designated by MSI;

                  (iii) Purchaser shall deliver a promissory note to MSI in the amount of One Million Dollars ($1,000,000) in the form of the note attached as
Schedule 1.9(a)(iii) ("Promissory Note"). The provisions of the Promissory Note as set forth on Schedule 1.9(a)(iii) are (a) a term of three years, (b) an interest rate of seven and a half percent per annum, (c) payments of Two Hundred Fifty Thousand Dollars on the twelfth (12) and twenty fourth (24) month anniversary dates of the Promissory Note's date of issuance to be applied to accrued interest and then principal, and (d) a final payment of all accrued interest and principal being due and payable on the thirty six (36) month of the Promissory Note's date of issuance. The Promissory note shall be secured by a Second Deed of Trust on the Cypress Car Wash located at 5022 Lincoln Avenue, Cypress, CA 90630 ("Cypress Second Deed of Trust"). The Cypress Second Deed of Trust shall be junior to a first deed of trust having a principal balance of no more then $450,000. The first deed of trust on the Cypress Car Wash may be refinanced from time to time in an amount no greater then $450,000. The Promissory Note shall also be secured by a third deed of trust on the Locations junior to a first and second deed of trust having a total principal balance of no more then $ $17,250,000 .

         (b) On or before two (2) Business Days following the execution of this Agreement, Purchaser shall pay the Escrow Agent the Deposit in United States currency. The Deposit and the interest earned on it shall be paid to MSI at Closing. The Escrow Agent, when it receives the Deposit shall confirm to MSI in writing that the Deposit has been paid to Escrow Agent. The Deposit, while held in Escrow, shall to the extent possible, be invested in U.S. Treasury Bills or other short-term U.S. Government securities, repurchase agreements with a national banking association for such securities, investment-grade commercial paper or other investment-grade "money market" investments, as Purchaser and MSI jointly direct Escrow Agent, and whenever not so invested shall be held by the Escrow Agent in a separate, federally-insured, interest-bearing account with a national banking association approved by Purchaser and MSI. If Closing does not occur because a condition set forth in Article VII of this Agreement is not satisfied or waived by Purchaser or if Purchaser terminates this Agreement pursuant to the express termination right set forth in Section 7.1, the Escrow Agent shall return the Deposit to Purchaser. If Closing does not occur due to the default of Purchaser and all conditions set forth in Article VII have been satisfied, waived or would have been satisfied with the passage of time, the Escrow Agent shall pay the Deposit to MSI. The interest on the Deposit will be paid to the party to this Agreement that receives the Deposit. The Escrow Agent by executing this Agreement is agreeing to be bound only to the provisions of this Agreement relating to the Deposit. In the event of a dispute between Sellers and Purchaser concerning the Deposit, the Escrow Agent shall hold the Deposit until ordered by a court having jurisdiction to pay the Deposit to Sellers, Purchaser or into the Court.

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         (c) In  accordance  with  Section  1.4 of this  Agreement  at  Closing,
Purchaser will be conveyed the gasoline in underground storage tanks at the Locations. In accordance with Section 1.6 and 6.3 of this Agreement, Purchaser after Closing is obligated to honor, without charge to the customers of the Locations, the car wash passes, coupons and pre-paid gift cards issued by the Companies in connection with the Car Wash Business. Sellers and Purchaser agree that for the purpose of this Agreement the term ("Excess Deferred Revenue") shall mean the amount, if any, by which the amount equal to (a) the deferred revenue amount on the Companies books of account attributable to the customer passes, coupons, and gift cards issued in connection with the Car Wash Business at the Closing Date, exceeds by more then One Hundred Thousand ($100,000) Dollars the amount equal to (b) the inventory amount on the Companies books of account attributable to the gasoline in underground storage tanks at the Locations on the Closing Date. At the Closing, Purchaser shall receive a purchase price reduction equal to the amount of the Excess Deferred Revenue, if any.


         Section 1.4 Description of Assets. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, as hereinabove defined, the Companies shall and MSI shall cause the Companies to grant, convey, sell, transfer and assign to Purchaser all assets of the Companies set forth in this Section 1.4 which assets are the following: (the "Assets"):

         (a) The Owned Real Property (including, but not limited to, the land and all appurtenances, buildings, structures, improvements, fixtures and other structures);

         (b) The leasehold interests in the Leased Real Property and all interests in the appurtenances, buildings, structures, improvements, fixtures and other structures;

         (c) All equipment, computers, software, printers, vending machines, machinery and parts, vehicles, tools, hoses, brushes, communication equipment, sprinklers, and security equipment and similar items in and at the Locations (collectively, the "Equipment"), the Equipment in the car wash tunnels of the Locations is listed on Schedule 1.4(c);

         (d) The inventory of gasoline in underground storage tanks at the Locations;

         (e) All contractual rights and obligations of the Companies with its customers, vendors, suppliers, landlords, tenants and others, as listed on
Schedule 1.4(e), excepting only the contracts with Recycled Paper Greetings and Ecolab, Inc. that are not to be assigned to Purchaser ("Contractual Obligations");


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         (f) All permits,  licenses,  franchises,  consents and other  approvals from governments, governmental agencies (federal, state and local) ("Permits") held by the Companies relating to, used in or required for the operation of the Car Wash Business or any of the Assets, all of which are listed on Schedule 1.4(f), to the extent such Permits are assignable ;

         (g) All office equipment, furnishings, sales and promotional materials, catalogues and advertising literature, and all pictures and photographs, construction and "as-built" drawings, plans and specifications, and finish plans in the possession or control of the Companies, relating to the Car Wash Business;

         (h) To the extent owned, licensed or otherwise available to the Companies, all intellectual property used in connection with the Car Wash Business, such as franchises, trademarks, trade names, copies of employee lists, copies of vendor files, website domain name of Weiss Guys Car Wash, copies of customer lists, copies of customer records and information and the right to use the name of Weiss Guys (collectively, the "Intellectual Property") and;

         (i) All original agreements and contracts and title documents relating to the items set forth in (a) through (h) above.

         At Closing, Sellers shall convey to Purchaser good and marketable title to the Assets identified above under Sections 1.4(c) through 1.4(h) free and clear of all liens, security interests claims, all amounts owed or accrued as of the Closing, except for the current year's Taxes (as prorated pursuant to this Agreement), the Assumed Liabilities, as defined in this Agreement and the Permitted Exceptions, as defined in this Agreement.

         At Closing, Sellers shall convey to Purchaser good and marketable title to the Owned Real Property, free and clear of any mortgages, collateral assignments, security interests, liens, claims, charges or encumbrances without exception, other than the Permitted Exceptions.

         Section 1.5 Excluded Assets. The parties agree that the Assets being sold do not include any cash, accounts receivables, inventory (other then gasoline in underground storage tanks at the Locations), the original financial books and records of the Companies and insurance polices and insurance reserves relating to the Car Wash Business. Copies of the financial books and records of the Car Wash Business will be made available by the Sellers, to Purchaser both before and after Closing, for examination, inspection and copying.

         Section 1.6 Assumption of Obligations. Purchaser agrees to (i) assume all rights and obligations existing as of and arising after the Closing Date under the Contractual Obligations, and (ii) honor and accept all customer passes, coupons, and gift cards issued in connection with the Car Wash Business through the Closing Date and (iii) assume all liabilities, responsibilities and all obligations arising with respect to Applicable Laws, as defined in this Agreement relating to Locations ("Assumed Liabilities"). Notwithstanding the foregoing definition of Assumed Liabilities, the Purchaser may seek indemnification under the provisions of Article IX for the violation of any representation or warranty of Sellers under this Agreement regarding the violation of Applicable Laws at the Locations.

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         Section 1.7 Non-Assumption of Liabilities.  Purchaser shall not, by the execution and performance of this Agreement or otherwise, assume, become responsible for, or incur any liability or obligation of any nature of the Sellers, except for the Assumed Liabilities being assumed under Section 1.6 hereof. By way of illustration, Purchaser shall not assume, become responsible for, or incur any liability for whether legal or equitable, matured or contingent, known or unknown, foreseen or unforeseen, ordinary or extraordinary, patent or latent, arising out of occurrences prior to the Closing Date arising out of or relating to: (a) violation of the requirements of any governmental authority or of the rights of any third person, relating to the reporting and payment of federal, state, or other income Tax Liabilities of Sellers; (b) any severance pay, or accrued vacation pay obligation or any other potential claims that could be brought or alleged by any of the Sellers employees for periods prior to the Closing Date, or any obligations under any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) or any other fringe benefit program maintained or sponsored by Sellers or to which any of the Sellers contributes or any contributions, benefits or liabilities therefore or any liability for the withdrawal or partial withdrawal from or termination of any such plan or program by the Sellers; (c) the interest bearing debts of the Sellers, (d) any violation by the Sellers of any federal, state or local antitrust, racketeering or trade practice law, (e) liabilities or obligations of the Sellers for brokerage or other commissions relative to this Agreement or the transactions contemplated hereunder, (f) any and all liability and obligation for commissions and bonuses listed on Schedule 3.13; and (g) any rights, liabilities or responsibilities for any lease agreement that is not listed in Schedule 1.4(e).

         Section 1.8 Time For Closing; Termination. Following execution of this Agreement, provided that (i) Purchaser does not exercise its termination right pursuant to Section 7.1 or (ii) Seller does not exercise its termination right pursuant to Section 7.1, Purchaser and Sellers shall be obligated to conclude the Closing on the last business day of the month of the month in which the conditions of Closing set forth in Article VII and Article VIII have been satisfied or waived. If the failure to conclude this transaction is due to the refusal and failure of Sellers to perform their obligations under this Agreement, Purchaser may elect to seek to enforce this Agreement with an action of specific performance, or alternatively, Purchaser may elect as sole and liquidated damages the sum of $200,000, and Purchaser shall be paid the Deposit and interest thereon. The parties acknowledge that the Purchaser's actual damages in the event of a default by Sellers are difficult to ascertain and that the $200,000 (along with return of the Deposit made with interest thereon) is a fair approximation of the damages Purchaser is expected to suffer. In the case of a default by Purchaser, Sellers shall be paid the Deposit and interest thereon, as sole and liquidated damages. The parties acknowledge that the Sellers actual damages in the event of a default by Purchaser are difficult to ascertain and that the Deposit and interest is a fair approximation of the damages Sellers are expected to suffer. Neither the Sellers nor Purchaser shall be deemed in default hereunder by reason of any failure of a condition precedent to the obligations of either Sellers or Purchaser hereunder where such failure has occurred for reasons beyond the control of the party unable to satisfy the condition precedent to the other party's obligations under this Agreement.


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         This Agreement and the transactions contemplated hereby may be terminated at any time: prior to the Closing Date:

         (a) by mutual written agreement of Purchaser and MSI;

         (b) by MSI, or by Purchaser in the event Purchaser or the Sellers, as applicable, makes a material misrepresentation under this Agreement or breaches a material covenant or agreement under this Agreement, and fails to cure such misrepresentation or breach within ten (10) business days from the date of written notice of the existence of such misrepresentation or breach; or

         (c) by MSI or Purchaser, if the Closing does not occur by June 15, 2006, or such other date as may be agreed to by the parties hereto in writing, due to the non-fulfillment of a condition precedent to such party's obligation to close as set forth at Article VII or VIII hereof, as applicable (through no fault or breach by the terminating party).

         All terminations shall be exercised by sending the other parties a written notice of the termination. In the event this Agreement is terminated as provided herein, this Agreement shall become void and be of no further force and effect, the Deposit paid as set forth in Section 1.3(b), and no party hereto shall have any further liability to any other party hereto, except that Section 1.3(b), this Section 1.8, Article IX, Section 10.1, and Section 10.2 shall survive and continue in full force and effect, notwithstanding termination. The termination of this Agreement shall not limit, waive or prejudice the remedies available to the parties, at law or in equity, for a breach of this Agreement, except as limited by this Agreement.

         Section 1.9 Deliveries by Purchaser.

         (a) At the Closing, Purchaser shall deliver, all duly and properly executed (where applicable):

                  (i) The cash portion of the Purchase Price in United States currency by wire transfer to the Escrow Agent and MSI as set forth in Section 1.3(a)(ii);

                  (ii) An executed second deed of trust securing the payment of the Promissory Note with the Cypress Car Wash located at 5022 Lincoln Avenue, Cypress, CA 90630, subordinate to a first mortgage of no more then $450,000 and having a form and content reasonably acceptable to MSI;

                  (iii) An executed third deed of trust securing the payment of the Promissory Note with the Locations, subordinate to a first deed of trust in the approximate amount of $3,500,000 and a second deed of trust in the approximate amount of $13,650,000 ,having a total combined principal amount of no more then $17,250,000 and having a form and content reasonably acceptable to MSI and reasonably acceptable to the lenders that hold the deeds of trust superior to the third deed of trust;




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                  (iv) A copy of the  resolutions  of the  requisite  members or managers of Purchaser authorizing the execution and delivery of this Agreement and each other agreement to be executed in connection herewith (the resolutions and agreements to be executed in connection herewith by Sellers and/or Purchaser are referred to in this Agreement collectively, as the "Collateral Documents") and the consummation of the transactions contemplated herein;

                  (v) Other documents and instruments required by this Agreement, if any;

                  (vi) An Assignment and Assumption Agreement in form and substance as attached hereto as Schedule 1.9(a)(vi) ("Assignment Agreement"); and

                  (vii) A Lease Assignment accepting the conveyance of the Companies to Purchaser of each leasehold interest in the Leased Real Property, general form and substance, as attached as Schedule 1.9(a)(vii) ("Lease Assignment").


         Section 1.10  Deliveries by Sellers.

         (a) At the Closing, each of the Sellers shall deliver, all duly and properly executed (where applicable):

                  (i) A Bill of Sale for the Assets related to the Locations owned by each Seller to be conveyed and assigned, in the form attached as
Schedule 1.10(a)(i);

                  (ii) A certified copy of resolutions of the directors of the Sellers authorizing the execution and delivery of this Agreement and each of the Collateral Documents to be executed in connection herewith by Sellers or either of them;

                  (iii) The Certificate described at Section 7.1, executed by a corporate officer of MSI;

                  (iv) Special Warranty Deeds, conveying to Purchaser each parcel of the Owned Real Property, subject only to the Permitted Exceptions (as defined below), in the form attached as Schedule 1.10(a)(iv);

                  (v) The Lease Assignments;

                  (vi) Physical possession of all Assets, the Owned Real Property and the Leased Real Property, subject only to any Contractual Obligations;

                  (vii) The Assignment Agreement;


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                  (viii) Customary title documentation, including, without
limitation, mechanics' lien affidavits; and

                  (ix) Other documents and instruments required by this Agreement, if any.

         Section  1.11   Transfer  Tax,   Allocation   of  Purchase   Price  and
Pro-Rations.

         (a) Sellers and Purchaser shall each bear or pay sales, transfer taxes and fees imposed on the conveyance of the Assets by all governments, state, local and federal in accordance with the provisions of Section 5.1 and 6.1.

         (b) The parties agree that the consideration for the sale of the Assets shall be allocated among the Assets as set forth on Schedule 1.11(b) attached hereto. The Sellers and the Purchaser acknowledge that the allocation in such Schedule, will have been arrived at based upon their negotiations and shall be used by them for all purposes, including, but not limited to, federal, state, and local Tax and financial reporting purposes, and they shall not take any position inconsistent to the allocation. On the Closing Date, as applicable, the Purchaser and the Sellers shall execute Internal Revenue Form 8594 which form shall be binding on the Purchaser and the Sellers and shall be filed with the income tax returns of the Purchaser and the Sellers.

         (c) The charges for the current year's real estate Taxes due with respect to the Owned Real Property and Leased Real Property, shall be prorated between the Companies and the Purchaser based on the Closing Date, with the Companies paying all such Taxes due prior to the Closing Date and the Purchaser paying all such Taxes due on and after the Closing Date.

         (d) The charges for water, electricity, sewer rental, gas, telephone and all other utilities pertaining to the Locations, shall be prorated between the Companies and the Purchaser based on the Closing Date, with the Companies paying all such charges due prior to the Closing Date and the Purchaser paying all such Taxes due on and after the Closing Date.

                                   ARTICLE II
                       Title and Environmental Inspection

         Section 2.1 Real Property. As set forth in the Recitals, the Companies own the Owned Real Property. For purposes of this Agreement, "Owned Real Property" shall also include (i) all of the Company's right, title and interest in and to all easements, rights-of-way, privileges and appurtenances thereto, including, without, limitation, all water and water rights, ditch and ditch rights, all coal, oil, gas, and other minerals thereon or there under, (ii) all of Company's right, title and interest in and to the beds of all streets, roads, avenues or highways, open or proposed, abutting the Owned Real Property, and
(iii) all of Company's right, title and interest, if any, in and to any award in condemnation, or damages of any kind, to which Company may have become entitled or may hereafter be entitled, by reason of any exercise of the power of eminent domain with respect to the Owned Real Property or any other right, title or interest to be sold hereunder or any part thereof. Sellers shall convey to Purchaser at Closing good and marketable title to the Owned Real Property, free and clear of any mortgages, collateral assignments, security interests, liens, claims, charges or encumbrances without exception, other than utility easements and other covenant restrictions, if any, which do not impede the Location's use as a car wash or adversely affects the marketability of the Location's title ("Permitted Exceptions").

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         Section 2.2 Owner's  Title  Policy.  MSI has prior to the  execution of this Agreement delivered to Purchaser the Current Title Policies for the Locations. MSI and Purchaser shall order new title commitments ("New Title Commitments") for the Owned Real Property from a title insurer acceptable to both MSI and the Purchaser (the "Title Insurer") as soon as practicable after the date of this Agreement. MSI and Purchaser shall each pay one half of the premium of any title insurance the Title Insurer issues. The New Title Commitments shall be dated after the date of this Agreement with respect to each Owned Real Property, and shall be a commitment of the Title Insurer to issue with respect to each Owned Real Property a standard coverage ALTA owners policy of title insurance ("Title Policy"). If the jurisdiction offers an extended coverage ALTA owners policy and a standard owners policy, and Purchaser wishes an extended coverage policy, Purchaser shall solely pay the additional charge for the extended coverage. The Title Policy when issued shall insure title to the Owned Real Property covered by the Title Policy to be in fee simple subject only to the Permitted Exceptions, as defined above. MSI and Purchaser shall cause the Title Insurer to deliver to MSI and Purchaser along with the New Title Commitments copies of all documents noted as exceptions in each of the New Title Commitments. Following the date hereof, Seller shall not create or consent to the creation of any lien, encumbrance or other matter affecting title to any of the Owned Real Property, without Purchaser's prior written consent.

         Section 2.3 Leased Real Property. At Closing, the Leased Real Property shall be conveyed to Purchaser through separate lease assignments executed by the Companies which is the tenant under each applicable lease. The form of Lease Assignment that is acceptable to both the Sellers and Purchaser is attached to this Agreement as Schedule 1.9(a)(vii). Both the Sellers and the Purchaser shall cooperate with each other for the purpose of agreeing to make reasonable changes to the Lease Assignment form as are necessary to obtain the execution of it by the separate landlords of the Leased Real Property. The Sellers and Purchaser also agree to use their commercially reasonable efforts, not to include the payment of money, to satisfy whatever reasonable requirements the separate landlords reasonably request as a condition of executing a Lease Assignment. After the date hereof, without the prior written consent of Purchaser, the leases for the Leased Real Property shall not be amended, renewed, terminated or otherwise modified or any new leases executed.

         Section 2.4 Survey. MSI has furnished to Purchaser all of the Current Surveys. Purchaser, at its election, or as Purchaser's lenders may require, may have updates or new surveys made at its expense ("Updated Surveys"). Within five days after the execution of this Agreement, Purchaser will order the Updated Surveys it requires and will notify Sellers in writing of the Locations for which Updated Surveys have been ordered. Sellers will use commercially reasonable efforts to cooperate and aid Purchaser's surveyor in preparing the Updated Surveys commissioned by Purchaser. Purchaser shall use commercially reasonable efforts to obtain the commissioned Updated Surveys as soon as possible.

         Section 2.5 Environmental Reports. MSI has furnished to Purchaser all of the Phase 1 Environmental Reports relating to the Locations that are in its possession. Purchaser, at its election, may have new or additional Phase 1 Environmental Reports updates made for the Locations at its expense ("Updated Phase 1 Reports"). Within five days after the execution of this Agreement, Purchaser will order the Updated Phase 1 Reports it requires and will notify Sellers in writing of the Locations for which Updated Phase 1 Reports have been ordered. Sellers will use commercially reasonable efforts to cooperate and aid Purchaser's environmental consultant in preparing the Updated Phase 1 Reports commissioned by Purchaser. Purchaser shall use commercially reasonable efforts to obtain the commissioned Updated Phase 1 Reports as soon as possible. Purchaser will furnish MSI with copies of each Updated Phase 1 Report obtained by it for the Locations within two days after Purchaser receives each Updated Phase 1 Report. Section 2.6 Inspections.

         (a) Purchaser shall have the right to examine the title to each of the Locations. If during the Title Inspection Period, as hereafter defined, Purchaser determines that the Location's title is subject to exceptions or objections to title that do not come within the definition of Permitted Exceptions, as set forth in Section 2.1 above, Purchaser shall have until the end of the Title Inspection Period to notify MSI in writing specifying such defects that in Purchaser's opinion are not Permitted Exceptions. MSI shall have thirty (30) days from receipt of written notice from Purchaser within which to remove said defects or agree to have them removed by Closing, and if MSI is unsuccessful in removing them within said time, Purchaser shall have the option of either: (i) accepting the title to the Location in its then existing condition; or (ii) deleting the Location from this Agreement whereupon the Purchase Price will be reduced by an amount allocated to the Location as set forth on Schedule 1.11(b) All exceptions to title or the surveys to which Purchaser does not object during the Title Examination Period, or if objected to by Purchaser, are cured by MSI or are subsequently waived by Purchaser shall be deemed to be within the definition of Permitted Exceptions, as set forth in
Section 2.1. The Title Inspection Period as to each Location shall be fifteen days after the date that Purchaser receives with respect to the Location, the last to be received of (i) the New Title Commitment for the Location along with the documents noted as exceptions in the New Title Commitment and (ii) the Updated Survey for the Location, provided an Undated Survey was commissioned by Purchaser within the time required by Section 2.4 of this Agreement. The Title Examination Period for a Location shall be extended for an additional five (5) business day period with respect to any supplements or updates to any New Title Commitment or Updated Survey received by Purchaser prior to the Closing Date but Purchaser may only object to facts first revealed by the supplement or update.

         (b)  Purchaser  shall  have the  right  to  examine  the  environmental compliance condition of each of the Locations. If during the Environmental Inspection Period, as hereafter defined, Purchaser determines that the Location's environmental condition requires remediation of soil or ground water at a cost in excess of Five Thousand ($5,000) Dollars, Purchaser shall have until the end of the Environmental Inspection Period to notify MSI in writing specifying such defects that in Purchaser's opinion require remediation in excess of Five Thousand ($5,000) Dollars. MSI shall have thirty (30) days from receipt of written notice from Purchaser within which to cure said defects or agree to have them cured by Closing, and if MSI is unsuccessful in removing them within said time, Purchaser shall have the option of either: (i) accepting the title to the Location in its then existing environmental condition; or (ii) deleting the Location from this Agreement whereupon the Purchase Price will be reduced by the amount allocated to the Location as set forth on Schedule 1.11(b) The Environmental Inspection Period as to each Location shall be fifteen days after the date that Purchaser receives with respect to the Location the Updated Phase 1 Report for the Location, provided an Updated Phase 1 Report was commissioned by Purchaser within the time required by Section 2.5 of this Agreement. Notwithstanding the above, Purchaser accepts the environmental conditions set forth on Schedule 3.5(d) and the environmental conditions set forth on Schedule 3.5(d) shall not be objected to by Purchaser.

         (c) Purchaser and Sellers agree that if in accordance with the operation of Sections 2.6(a) and 2.6(b) above, three or more Locations are deleted from this Agreement or if the Locations deleted generated $500,000 or more in earnings before interest, taxes, depreciation and amortization during fiscal year 2005, either Purchaser or MSI may cancel this Agreement by sending written notice to the other party, whereupon the parties shall be released of all further obligations under this Agreement and the Deposit shall be returned to Purchaser.


                                   ARTICLE III
                    Representations and Warranties of Sellers

         Whenever the phrase "to Sellers' knowledge" or any equivalent phrase is used in this Agreement, the phrase shall mean the actual knowledge of the executive corporate officers of MSI. Notwithstanding the foregoing, no executive officer of MSI shall be required to undertake any affirmative investigative action for the purposes of satisfying the preceding sentence. With knowledge that Purchaser is relying upon the representations, warranties and covenants herein contained, Sellers represent and warrant to Purchaser and make the following covenants for Purchaser's benefit, at and as of the date hereof and the date of Closing.

         Section 3.1 Organization and Good Standing. Each of the Sellers is duly organized, legally existing and in good standing under the laws of the state of their organization, with full power and authority to own its properties and conduct its business as now being conducted, and has been duly admitted and is in good standing under the laws of each state in which it owns property or operates a business.

         Section 3.2 Authorization; Ownership. The Sellers have by proper proceedings duly authorized the execution, delivery and performance of this Agreement and each of the Collateral Documents to be entered into by Sellers and no other action is required by law or the certificate of incorporation, or by-laws of any Seller. This Agreement and the consummation of the transactions contemplated hereby are valid and binding obligations of Sellers enforceable against each Seller in accordance with its terms; provided that (i) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors, and (ii) enforcement may be subject to general principles of equity, and the availability of remedies of specific performance and injunctive relief may be subject to the discretion of the court before which any proceeding for such remedies may be brought. The Sellers own each of the Assets.

         Section 3.3 Contracts, Permits and Material Documents. The Sellers have made true and correct copies of all of the following available for inspection by the Purchaser by providing copies. ("Material Documents") with respect to the Business and the Assets: (i) leases for the Leased Real Property, (ii) leases under which any of portion of the Owned Real Property is leased to third parties, (iii) the Contractual Obligations being assumed by Purchaser at Closing, (iv) Phase 1 environmental reports for the Locations in the possession of Sellers, and (v) with respect to any oral contract, a summary of the principal terms thereof as appearing on Schedule 3.3 to this Agreement. Each Material Document is in full force and effect and constitutes the valid, legal, binding and enforceable obligation of the Sellers (except as the enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity). Sellers are not in breach or default of any material terms or conditions of the Material Documents, or to Sellers' knowledge is any third party in breach or default of any material terms or conditions of any Material Document. Except for debt that Purchaser will not be assuming, the Companies are not a party to, and the Companies' property is not bound by, any agreement or instrument which is material to the continued conduct of business operations of the Companies, as now being conducted, except for the Material Documents, and except as listed in Schedule 3.3. Sellers and Purchaser agree to take all commercially reasonable action before the Closing applicable to each of the Material Documents to obtain any consents or approvals required so that each such Material Document may be assigned to Purchaser at the applicable Closing as contemplated under this Agreement, excepting those Material Documents which are not to be assigned as set forth on Schedule 1.4(e).

         Section 3.4 Personal Property; Title to Assets. All items of personal property at the Locations and used in the Car Wash Business, except for the Excluded Assets used in the Car Wash Business, are included among the Assets described in Section 1.4 hereof and will be transferred to Purchaser at Closing. All items of personal property and all buildings and structures owned by the Sellers are being transferred "as is" with no warranty as to condition or suitability of the Assets for the current use of the Assets. Each Location and the personal property present at the Location is owned by the each of the Companies, as set forth on Schedule 1.3.

         Section 3.5 Real Property.

         (a) MCW has valid leasehold interests in each parcel of the Leased Real Property and the Companies have good, marketable and insurable title to, the Owned Real Property, except for the Permitted Exceptions and debt that the Companies will fully pay at the Closing. Full and complete copies of all of the leases applicable to the Leased Real Property, including all modifications and amendments thereof, have been furnished to Purchaser and identified in Schedule 1.4(e).

         (b) To Sellers' knowledge, except as set forth in Schedule 3.5(b) attached hereto and incorporated herein, the Owned Real Property and Leased Real Property is currently licensed, permitted and authorized for the operation of the Car Wash Business conducted on it under all applicable federal, state and local statutes, laws, rules, regulations, orders, permits (including, without limitation, zoning restrictions, land use requirements and environmental laws) (collectively, the "Applicable Laws"). Except as set forth in Schedule 3.5(b) or
Schedule 3.5(d) or 3.5(e), Sellers have not received any written notice of the material violation of any Applicable Laws with respect to the Owned Real Property or the Leased Real Property. To Seller's knowledge except as set forth on Schedule 3.5(d) or 3.5(e), no claims have been threatened by any governmental agency regarding any existing, pending or threatened investigation, inquiry, enforcement action or litigation related to alleged violations under any applicable environmental laws, or regarding any claims for remedial obligations, response costs or contribution under any applicable environmental laws, or regarding any claims for remedial obligations, response costs or contribution under any applicable environmental laws.

         (c) The Sellers shall make available upon Purchaser's reasonable request all engineering, geologic and other similar reports, documentation and maps relating to the Owned Real Property and Leased Real Property in the possession or control of the Sellers their consultants or employed professional firms.

         (d) Except as set forth in Schedule 3.5(d) attached hereto and incorporated herein by reference, neither Sellers nor the Owned Real Property or Leased Real Property is currently involved in any litigation or administrative proceeding seeking to impose fines, penalties or other liabilities or seeking injunctive relief for violation of any Applicable Laws relating to the environment.

         (e) To Seller's knowledge, no polluting, toxic or hazardous substances were improperly used, generated, treated, stored, or disposed of at the Locations by Sellers. Except as listed in Schedule 3.5(e) no notification of release of a "hazardous substance", "hazardous waste", pollutant or contaminant regulated under the Clean Air Act, 42 U.S.C. 7401 et seq.; the Clean Water Act, 33 U.S.C. 1251 et seq., and the Water Quality Act of 1987; the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. 136 et seq.; the Marine Protection, Research, and Sanctuaries Act, 33 U.S.C. 1401 et seq., the National Environmental Policy Act, 42 U.S.C. 4321 et seq.; the Noise Control Act, 42 U.S.C. 4901 et seq.; the Occupational Safety and Health Act, 29 U.S.C. 651 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act, 42 U.S.C. 300f et seq.; the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act, and the Emergency Planning, and Community Right-to-Know Act; the Toxic Substance Control Act, 15 U.S.C. 2601 et seq.; and the Atomic Energy Act, 42 U.S.C. 2011 et seq.; all as may be amended, with implementing regulations and guidelines, or any state or local environmental law, regulation or ordinance, has been received by the Sellers. Except as listed in Schedule 3.5(e), the Owned Real Property and Leased Real Property is not listed or formally proposed for listing on the National Priority List promulgated pursuant to CERCLA or on any state list of hazardous substance sites requiring investigation or clean-up.

         (f) To Sellers' knowledge, there are no levied special assessments affecting all or any part of the Owned Real Property owed to any governmental entity.

         (g) There are no proceedings or amendments pending, or to Sellers' knowledge threatened by any third party, which would result in a change in the allowable uses of the Owned Real Property or Leased Real Property, except as set forth in Schedule 3.5(g) attached hereto and incorporated herein by reference.

         Section 3.6 Financial Statements. True and correct copies of the Historical Financial Statements are on file at the Edgar web site of the Securities and Exchange Commission. True and correct copies of the operating records of the Car Wash Businesses have been provided to Purchaser. The Historical Financials (a) were prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto), and (b) fairly present the financial position of MSI as of the dates specified and the results of operations in all material respects of the Company for the periods covered thereby. Since the date of the Historical Financials to the date of this Agreement, there have been no material adverse changes in the financial condition, assets, liabilities, results of operation of the Car Wash Business.

         Section 3.7 Changes. Except as set forth on Schedule 3.7, since the date of the Historical Financials. to the date of this Agreement's execution, the Sellers have conducted the Car Wash Business in the in the Ordinary Course of the Business and there have not been:

                  (a) any sale, lease, transfer or assignment of assets of the Car Wash Business other than in the Ordinary Course of the Business;

                  (b) any entry into or amendment, modification or waiver of any material terms of any contract or required permit involving or likely to involve payment in excess of $20,000;

                  (c)   any   default   under,   or   violation,   acceleration,
termination, modification or cancellation of, any contract or required permit, other then in the Ordinary Course of the Business;

                  (d) any creation or imposition of any encumbrance upon any of the assets or properties of the Car Wash Businesses;

                  (e) any capital expenditure (or series of related capital expenditures) relating to the Car Wash Businesses involving more than $25,000 individually other then in the Ordinary Course of the Business;

                  (f) any material increase in prompt payment or pre-payment rebates, most favored pricing or other price protections or similar programs, or other material change in the sales, pricing, cash management, billing, payment, collection or cancellation policies or practices of the Car Wash Business;

                  (g) any material delay or postponement of accounts payable or any other liabilities of the Businesses outside the Ordinary Course of the Business;

                  (h) any grant of any license or sublicense of any material rights or material modification of any rights under or with respect to, or settlement regarding any infringement, misappropriation or alleged infringement or misappropriation of rights in any of the Intellectual Property of the Car Wash Business outside of the Ordinary Course of the Business;

                  (i) any cancellation, compromise, waiver or release of any right or claim (or series of rights and claims) in excess of $5,000 in the aggregate or any affirmative act by the Companies to accelerate claims, outside of the Ordinary Course of the Business;

                  (j) any entry into or termination of employment contracts or collective bargaining agreements written or oral, to the extent relating to the Car Wash Business, or material modifications of the terms of any existing employment contract or collective bargaining agreement relating to the Car Wash Business; or

                  (k) any commitment with respect to any of the foregoing.

         Section 3.8 Legal Authority and Compliance. The Sellers have the right, power, legal capacity and authority to enter into, and perform their respective obligations under this Agreement, and, except as set forth in Schedule 3.8, no approvals or consents of any other persons or entities are necessary in connection with the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by the board of directors of the Sellers. The execution and performance of this Agreement will not result in a material breach of or constitute a material default or result in the loss of any material right or benefit under:

         (a) Any charter, by-law, agreement or other document to which the Sellers are a party or by which the Sellers or any of their properties are bound; or

         (b) Any decree, order or rule of any court or governmental authority which is binding on the Sellers on any property of the Sellers.

         Section 3.9 Transaction Intermediaries. No agent or broker or other person acting pursuant to the authority of any Seller is entitled to any commission or finder's fee in connection with the transactions contemplated by this Agreement, except for any Legg Mason commission or fee, for which Sellers shall indemnify Purchaser.

         Section 3.10 Intellectual Property. To Sellers knowledge, the Companies are not now infringing on any Intellectual Property belonging to any person, firm or corporation, and to the knowledge of the Sellers, no one has infringed or is infringing any Intellectual Property right of the Companies.

         Section 3.11 Disclosure. The representations and warranties of the Sellers contained in this Article III or in any Exhibit or Schedule or other document delivered by the Sellers pursuant hereto, do not contain any untrue statement of a material fact, or omit any statement of a material fact necessary to make the statements contained not misleading. If, prior to Closing, the Sellers become aware of any factual change, inaccuracy, misrepresentation or omission in any of the Schedules, they shall immediately advise Purchaser in writing of the factual change inaccuracy, misrepresentation or omission and Sellers shall have the right, subject to the provisions of Section 10.14, to update the Disclosure Binder accordingly.

         Section  3.12   Litigation.   All  material  pending  or,  to  Sellers'
knowledge, material threatened litigation, administrative or judicial proceedings or investigations by any governmental agency or officials involving the Companies, the Owned Real Property, the Leased Real Property, or the Assets that could have a Material Adverse Effect, together with a description of each such proceeding, is set forth on Schedule 3.12 attached.

         Section 3.13 Employees. Within five (5) days after the execution of this Agreement, the Companies shall supply the Purchaser a true and correct list of their employees and independent contractors as appearing from their records for the most recent date the information can be printed from a computer file. The list shall contain the information kept by the Companies in their computer records. After the date of this Agreement, Purchaser may inspect the employment files of the Companies' employees and files of independent contractors. There are no written employment agreements which will affect the Purchaser after the Closing Date other than as listed on Schedule 3.13. Further, other than as listed on Schedule 3.13, to Sellers knowledge, there are no employment cases or administrative proceedings currently pending against the Companies, or to Sellers' knowledge, threatened, with respect to any employees. Except as may be determined from the employment records of the Companies, none of such employees are on maternity leave or absent on grounds of disability or other long term leave of absence or have given notice to terminate their employment. All Persons with whom the Companies have engaged as independent contractors are properly classified as independent contractors for Tax purposes. The Companies are not subject to any collective bargaining agreement. No unresolved unfair labor practice charge has been brought against the Companies with respect to the operation of the Car Wash Business, and there has been no work stoppage or strike by their employees. To Sellers knowledge, the Companies have complied with all applicable laws relating to the employment of labor, including, without limitation, those relating to wages, hours and collective bargaining. No audits, investigative or other administrative proceedings or court proceedings are presently pending or, to Sellers' knowledge, threatened, with regard to any obligation of the Companies as an employer.

         Section 3.14 Employee Benefits Matters. Schedule 3.14 lists each Employee Benefit Plan that Seller maintains or to which Seller contributes. With respect thereto, (i) each such Employee Benefit Plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in accordance with the terms of such Employee Benefit Plan and complies in form and in operation in all respects with the applicable requirements of ERISA and the Code; and (iii) no action or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending.

         Section 3.15 Insurance. Seller has made available to Purchaser for examination true and complete copies of all liability, property, workers' compensation and other insurance policies currently in effect that insure the Car Wash Businesses, the employees of the Businesses or the Assets. Each such insurance policy is valid and binding and in full force and effect, all premiums currently due thereunder have been paid and the Companies have not received any notice of cancellation or termination in respect of any such policy or is in default thereunder. The Sellers have no knowledge of any notice or request from any insurance company requesting the performance of any work or alteration with respect to the Assets. The Sellers have not received notice from any insurance company concerning, nor are there, to Sellers' knowledge, any defects or inadequacies in the Assets, which, if not corrected, would result in the termination of insurance coverage or increase its cost.

         Section 3.16 Tax Returns; Taxes. The Sellers have filed, will timely file or has filed for extension requests for all federal, state and local Tax Returns and Tax reports required by such authorities to be filed by the Sellers pertaining to the Car Wash Business. The Sellers have paid all Taxes, assessments, governmental charges, penalties, interest and fines due or claimed to be due by any federal, state or local authority. There is no pending Tax examination or audit of, nor any, suit, or claim asserted or, to Seller's knowledge, threatened against the Sellers by any federal, state or local authority pertaining to the Car Wash Business; and the Sellers have not been granted any extension of the limitation period applicable to any Tax claims.

                                   ARTICLE IV
                   Representations and Warranties of Purchaser

         With knowledge that Sellers are relying upon the representations, warranties and covenants herein contained, the Purchaser represents and warrants to Sellers and makes the following covenants for the Sellers' benefit, at and as of the date hereof and the date of Closing.

         Section 4.1 Organization and Good Standing. The Purchaser is duly organized and legally existing in good standing under the laws of the state of Arizona.

         Section 4.2 Authorization to Proceed with this Agreement. Purchaser has by proper corporate proceedings duly authorized the execution, delivery and performance of this Agreement and each other agreement contemplated to be entered into and no other corporate action is required by law or the Articles of Organization or by-laws of Purchaser. Purchaser has the right, power, legal capacity and authority to enter into, and perform its obligations under this Agreement, and neither the execution nor performance of this Agreement will result in a material breach of or constitute a material default or result in the loss of any material right or benefit under:

         (a) Any charter, by-law, agreement or other document to which Purchaser is a party or by which Purchaser or any of its property is bound; or

         (b) Any decree, order or rule of any court or governmental authority which is binding on Purchaser or on any property of the Purchaser.

         Section 4.3 Absence of Intermediaries. No agent, broker, or other person acting pursuant to Purchaser's authority will be entitled to make any claim against the Sellers for any commission or finder's fee in connection with the transactions contemplated by this Agreement.

                                    ARTICLE V
                        Additional Agreements of Sellers

         The parties hereto covenant and agree with the other, as applicable, as follows:

         Section 5.1 Payment of Expenses. MSI will pay all expenses (including legal fees) incurred by it in connection with the negotiation, execution and performance of this Agreement. MSI, in addition to its other expenses, shall pay at Closing (i) one-half of all premiums for a standard Title Policy on the Owned Real Estate, (ii) one-half of all transfer taxes, excise fees, documentary stamps and recording fees associated with the transfer and conveyance of the Owned Real Property, the Leased Real Property, and the Assets, and (iii) one-half of all closing, escrow and other fees charged by the Escrow Agent. At Closing MSI will also reimburse Purchaser one half the actual cost of any Updated Phase 1 Reports for the Locations purchased by Purchaser up to a maximum total amount of Thirty Thousand ($30,000) Dollars. Sellers shall also pay their portion of removing the underground gasoline storage tank at Location 14 as set forth in Section 5.6 below.

         Section 5.2 Access to Records. The Sellers will give Purchaser and its representatives, from the date hereof until eighteen (18) months after the Closing Date, full access during normal business hours upon reasonable notice to all of the properties, books, contracts, customer lists, documents and records of the Sellers not delivered to Purchaser at Closing that pertain to the Owned Real Property, Leased Real Property and the Assets, and to make available to Purchaser and its representatives, experts and advisers all additional financial information of and with respect to the Car Wash Business, Owned Real Property, Leased Real Property and the Assets that Purchaser may reasonably request. Purchaser and its representatives shall have the right to copy any information or documentation the Purchaser is entitled to inspect under this Section 5.2. In the event that this transaction is not consummated for any reason, all documents and due diligence materials provided to Purchaser by Sellers shall be returned to MSI, and all documents and due diligence materials provided to Sellers by Purchaser shall be returned to Purchaser.

         Section 5.3 Continuation of Business. The Sellers will operate the Car Wash Business until the Closing in the Ordinary Course of the Business, so as to preserve its value intact, and to preserve for Purchaser the relationships of the Company with suppliers, customers, and others. If any of the Owned Real Property or Leased Real Property is damaged or destroyed, the Sellers will (i) repair or replace the damaged or destroyed property or (ii) assign to Purchaser the insurance payment received or to be received with respect to the destruction and Purchaser shall receive a credit against the purchase price in the amount of any the deductible relating to the damage or destruction under the respective insurance policies.

         Section 5.4 Continuation of Insurance. The Companies shall keep in existence all policies of insurance insuring the Owned Real Property, Leased Real Property and the Assets and the operation thereof against liability and property damage, fire and other casualty through the Closing, consistent with the policies currently in effect.

         Section 5.5 Standstill Agreement. Until the Closing Date, unless and until this Agreement is earlier terminated pursuant to the provisions hereof, Sellers will not, directly or indirectly solicit offers for the Car Wash Business, Owned Real Property, Leased Real Property or the Assets.

         Section 5.6 Location 14, 6001 N. 19th Ave., Phoenix, Az.. Schedule 3.5(b), 3.5(d) and 3.5(e) discloses that the landlord of Location 14 has taken the position that MCW is obligated to remove the underground storage tanks at Location 14. Sellers agree that prior to Closing it shall cause the underground storage tanks at Location 14 to be removed in accordance with Applicable Law. Sellers and Purchasers agree that they shall share the cost of removing the underground storage tanks at Location 14 in accordance with Applicable Law, as follows: Sellers and Purchaser shall each pay one-half of the cost; however, if the total cost exceeds Forty Thousand ($40,000) Dollars, Sellers shall pay the entire amount in excess of Forty Thousand ($40,000) Dollars.

         Section 5.7 Employment of Employees of the Businesses. The Sellers have provided Purchaser with information on the employees of the Car Wash Business (collectively, the "Employees"). Upon the reasonable request of Purchaser, the Companies shall provide an updated list of Employees to Purchaser. The Purchaser may but is not required to offer the Employees employment beginning as of the Closing Date, on such terms and provisions as Purchaser determines at its sole discretion.

         Section 5.8 WARN Act. The Sellers shall be responsible for providing all notices to the Employees required by the Worker Adjustment and Retraining Notification Act (the "WARN Act"), 29 U.S.C. ss. 2101 et seq. Any liability resulting from the WARN Act shall not be an Assumed Liability.

         Section 5.9 Regulatory and Other Authorizations; Notices and Consents.


         (a) Sellers and Purchaser shall cooperate with each other and use their respective commercially reasonable efforts to obtain all approvals, authorizations and consents required to be obtained to consummate the transaction set forth in this Agreement, including, without limitation, the approval of every regulatory agency of federal, state, or local government that may be required in the opinion of either Purchaser or Sellers. Further, if Purchaser in its reasonable discretion deems Sellers' assistance to be useful, and at Purchaser's request, Sellers will assist and cooperate with Purchaser (such assistance excludes hiring of third parties, the expenditure of money or the assumption of any obligations) to obtain any approvals, authorizations and consents required to be obtained to allow Purchaser to operate any of the car wash businesses (and other related revenue generating sources including petroleum sales, where applicable) in substantially the same manner as currently being operated by Sellers, including, without limitation, the approval of any regulatory agency of federal, state, or local government that are required.

         (b) Notwithstanding anything to the contrary set forth in this Agreement or in any ancillary agreements, nothing contained in this Agreement or in any of the Collateral Documents shall be construed as, or constitute, an attempt, agreement or other undertaking to transfer or assign to Purchaser any asset, property or right that would otherwise constitute an Asset, but that by its terms is not transferable or assignable to Purchaser pursuant to this Agreement without the consent, waiver, approval, authorization, qualification or other order of one or more third parties and such consent, waiver, approval, authorization, qualification or other order is not obtained prior to or subsequent to the Closing (each, a "Non-Transferable Asset").

         (c) From and after the Closing and, with respect to each Non-Transferable Asset, until the earlier to occur, if ever, of (i) such time as such Non-Transferable Asset shall be properly and lawfully transferred or assigned to Purchaser pursuant hereto and or (ii) such time as the material benefits intended to be transferred or assigned to Purchaser pursuant hereto have been procured by alternative means pursuant to Section 5.9(d), (A) such Non-Transferable Asset shall be held by Sellers in trust exclusively for the benefit of Purchaser, and (B) Sellers shall cooperate in any good faith, reasonable arrangement designed to provide or cause to be provided for Purchaser the material benefits intended to be transferred or assigned to Purchaser under such Non-Transferable Asset and, in furtherance thereof, to the extent permitted under the terms of such Non-Transferable Asset and under applicable law (1) Purchaser shall perform and discharge all of the liabilities of Sellers under the terms of such Non-Transferable Asset in effect as of the Closing and (2) Sellers shall use commercially reasonable efforts to provide or cause to be provided to Purchaser all of the benefits of Sellers under the terms of such Non-Transferable Asset in effect as of the Closing, including, but not limited to, promptly paying to Purchaser any monies received by Sellers from and after the Closing under such Non-Transferable Asset.

         (d) In the event that Sellers is unable to obtain any consent from a third Person, as requested by Purchaser, under any Non-Transferable Asset after the Closing Date through the use of commercially reasonable efforts, Purchaser shall be entitled, but not required, to procure the material rights and benefits of Sellers under the terms of such Non-Transferable Asset in effect as of the Closing by alternative means, including, without limitation, by entering into new Contracts with third parties or otherwise; provided, however, that in the event that Purchaser shall exercise its rights under this Section 5.9(d) in respect of any Non-Transferable Asset, the obligations of Sellers under Section 5.9(c) in respect of such Non-Transferable Asset shall thereupon cease and expire.

         (e) Seller and Purchaser agree that if they are not able to obtain the consent of a landlord to a Lease Assignment, Closing shall still take place and the provisions of this Section 5.9(e) shall govern. As to any Leased Real Property for which the landlord will not consent to a Lease Assignment, MCW will not assign the applicable Lease to Purchaser at Closing but will instead hire Purchaser to manage the Leased Real Property under a Management Contract acceptable to MCW and Purchaser. The Management Contract shall provide the following in addition to any other terms agreed upon by Purchaser and MCW: (a) Purchaser shall pay all costs and expenses of operating the Location, including payments due under the applicable lease, (b) Purchaser shall retain all revenue generated from the Location, (c) the Management Contract may be terminated only, if Purchaser defaults under the lease of the Location or under the provisions of the Management Contract or fails to pay the Promissory Note when due, and (d) Purchaser shall indemnify MCW from and any and all costs and expenses, including legal fees and court costs related, or attributable to the Location and the lease for the Location.

         Section 5.10 No Solicitation or Negotiation.

         (a) From and after the execution and delivery of this Agreement until the earlier to occur of the Closing or termination of this Agreement pursuant to its terms, MSI shall not, nor will it authorize or permit any of its directors, officers or other employees, controlled Affiliates or any investment banker, attorney or other advisor, representative or agent retained by it to, directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission of a transaction (whether in the form of a merger, consolidation, asset sale or other form of transaction) for the acquisition of any Locations or the Car Wash Business (an "Acquisition Transaction") by any Person other than Purchaser, (ii) participate or engage in any discussions or negotiations with any such Person regarding an Acquisition Transaction, (iii) furnish to any such Person any information relating to the Companies or the Assets, or afford access to the business, properties, assets, books or records of the Companies to any such Person that has made or could reasonably be expected to make an Acquisition Transaction, or (iv) take any other action intended to assist or facilitate any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Transaction, (v) approve, endorse or recommend an Acquisition Transaction, or (vi) enter into any letter of intent or similar agreement contemplating or otherwise relating to an Acquisition Transaction.

         Section 5.11 Sellers Covenant Not to Compete.

         (a) In partial consideration of the payment of the Purchase Price, Sellers covenant and agree that for a period of one year commencing upon the Closing Date, Sellers shall not, directly or indirectly, (i) engage in, carry on, manage, operate, perform or control the management or operation of a car wash in any portion of the territories in which Car Wash Business is presently located (the "Restricted Territory"), or (ii) own any equity interest in any Person that is engaged in, carries on, manages, operates, performs or controls the management or operations of car wash or truck wash in the Restricted Territory. Notwithstanding the foregoing provision of Section 5.11(a), Sellers may engage in, carry on, manage, operate, perform or control the management or operation of any Location that Purchaser does not acquire under this Agreement.

         (b) Purchaser and Sellers acknowledge and agree that compliance with the covenants contained in this Section 5.11 is necessary to protect Purchaser and that a breach of any such covenant would result in irreparable and continuing damage for which there would be no adequate remedy at law. Sellers agree that in the event of any adjudicated breach of such covenant, Purchaser shall be entitled to injunctive relief and to such other and further relief as is proper under the circumstances. If any court of competent jurisdiction determines any of the foregoing covenants to be unenforceable with respect to the term thereof or the scope of the subject matter or geography covered thereby, then such covenant shall nonetheless be enforceable by such court against Sellers or other relevant Person upon such shorter term or within such lesser scope as may be determined by the court to be reasonable and enforceable.

         (c) Sellers further covenant and agrees that, without the prior written consent of Purchaser, Sellers will not, for a period of one year commencing upon the Closing Date, solicit for employment, as an employee, officer, agent, consultant, advisor, or in any other capacity whatsoever, any then-current employee of the Car Wash Business or any person who has been an employee of the Car Wash Business at any time within the six month period preceding such time. As used herein, "solicit" means contact or communicate in any manner whatsoever, including, but not limited to, contacts or communications by or through intermediaries, agents, contractors, representatives, or other parties, provided that nothing herein shall be construed to prohibit Sellers from (i) placing advertisements for employment that are aimed at the public at large in any newspaper, trade magazine, or other periodical in general circulation, or (ii) responding to any unsolicited inquiry by any Purchaser employee concerning employment.

                                   ARTICLE VI
                       Additional Agreements of Purchaser

         Section  6.1  Payment  of  Expenses.  Purchaser  will pay all  expenses
(including legal fees) incurred by it in connection with the negotiation, execution and performance of this Agreement. Purchaser, in addition to its other expenses, shall pay one-half of all premiums for a standard Title Policy on the Owned Real Estate, and all of the additional premium required for an extended Title Policy (ii) one-half of all transfer taxes, excise fees, documentary stamps and recording fees associated with the transfer and conveyance of the Owned Real Property, the Leased Real Property, and the Assets, (iii) the costs of any survey updates or environmental reports prepared at Purchaser's request,
(iii) one-half of all closing, escrow and other fees charged by the Escrow Agent, and (iv) the application fees for any governmental approvals it considers to be required under Sections 5.7 and 7.1(c). Purchaser shall also pay their portion of removing the underground gasoline storage tank at Location 14 as set forth in Section 5.6 above.


         Section 6.2 Books and Records. From the Closing Date to eighteen months after the Closing Date, the Purchaser shall allow the Sellers and their professional advisers access to all business records and files of the Car Wash Business and Companies pertaining to the operation of the Car Wash Business which were delivered to the Purchaser in accordance with this Agreement ("Records"). Access to the records shall be during normal working hours at the location where such Records are stored. The Sellers shall have the right, at their own expense, to make copies of any Records provided, however, that any such access or copying shall be had or done in such a manner so as not to interfere unreasonably with the normal conduct of the Purchaser's business. For a period of eighteen years after the Closing Date, the Purchaser shall not dispose of or destroy any material Records without first providing written notice to the Sellers at least 30 days prior to the proposed date of such disposition or destruction.

         Section 6.3 Passes, Coupons, Gift Cards. After Closing the Purchaser shall honor, without charge to the customers of the Car Wash Business, the car wash passes, coupons and pre-paid gift cards issued by the Companies in connection with the Car Wash Business.

         Section 6.4 Accounts Receivable of the Companies. The Seller has accounts receivables generated by the Car Wash Business prior to Closing ("Accounts Receivable"). Seller has not conveyed the Accounts Receivable to Purchaser. Purchaser agrees that if it receives any payments on the Accounts Receivable, it shall promptly remit the payments to MSI. Purchaser further agrees to aid MSI in the collection of the Accounts Receivable by providing updated information on current customers of Purchaser who are also account debtors on the Accounts Receivable and by encouraging its current customers to pay any Accounts Receivable they owe. Seller is not obligated to institute any type of legal or collection procedure.


                                   ARTICLE VII
                      Conditions to Purchaser's Obligations

         Section 7.1 Conditions of Closing. The obligations of Purchaser to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the time of Closing of each of the following items which are conditions to Closing. Purchaser in its sole discretion may waive any of the following conditions by written notice to MSI of Purchaser's decision to waive such condition to the Closing, referring specifically to this Agreement and the condition being waived.

         (a) The Sellers shall have performed and complied with all material obligations and conditions required by this Agreement to be performed or complied with by Sellers prior to or at the Closing Date. All representations and warranties of Sellers contained in this Agreement shall be true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes expressly permitted by this Agreement, and Purchaser shall have received a Certificate duly executed by an executive officer of MSI, on behalf of MSI, to the foregoing. Any failure of a representation and warranty to be true and correct in any material respect at and as of the Closing Date, shall be deemed a failure of this condition precedent.

         (b) There shall be no actual or threatened action by or before any court or governmental agency which seeks to restrain, prohibit or invalidate the transaction contemplated by this Agreement.

         (c) If required, the consent of the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1986, as amended, shall have been obtained. Purchaser shall have been furnished with appropriate evidence, reasonably satisfactory to Purchaser and its counsel, of the granting of such approvals, authorizations and consents.

         (d) The leases for the Leased Real Property shall be in full force and effect and not amended or modified after the date of this Agreement, there are no existing defaults or events which with the giving of notice or passing of time, or both, would give rise to a default under the lease, that tenant has not assigned, sublet or otherwise transferred any interest in and to the lease. In the event any landlord fails to consent to assign a lease of any Leased Real Property, Closing shall still take place as stated in Section 5.9(e).

         (e) No event that could reasonably be expected to have a Material Adverse Effect shall have occurred.

                                  ARTICLE VIII
                       Conditions to Sellers' Obligations

         Section 8.1 Conditions of Closing The obligations of the Sellers to transfer the Assets, the Owned Real Property and the Leased Real Property in accordance with this Agreement shall be subject to the fulfillment at or prior to the time of Closing of each of the following conditions:

         (a) The Purchaser shall have delivered to MSI the Purchase Price, the Promissory Note and the deeds of trust securing the Promissory Note in accordance with Section 1.3.

         (b) The Purchaser shall have performed and complied with all material obligations and conditions required by this Agreement to be performed or complied with by Purchaser prior to or at the Closing Date. All representations and warranties of Purchaser contained in this Agreement shall be true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing, except for changes expressly permitted by this Agreement.

         (c) There shall be no actual or threatened action by or before any court or governmental agency which seeks to restrain, prohibit or invalidate the transaction contemplated by this Agreement.

         (d) If required, the consent of the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1986, as amended, shall have been obtained. Purchaser shall have been furnished with appropriate evidence, reasonably satisfactory to Purchaser and its counsel, of the granting of such approvals, authorizations and consents.

                                   ARTICLE IX
                                 Indemnification

         Section 9.1 Indemnification by Sellers. Sellers each agree that they will each indemnify, defend, protect and hold harmless Purchaser and its officers, shareholders, directors, divisions, subdivisions, affiliates, subsidiaries, parent, agents, employees, legal representatives, successors and assigns, as applicable, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, penalties, costs and expenses whatsoever (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) whether equitable or legal, matured or contingent, known or unknown to Sellers, foreseen or unforeseen, ordinary or extraordinary, patent or latent, whether arising out of occurrences prior to, at, or after the date of this Agreement, as a result of or incident to: (a) any breach of, misrepresentation, untruth or inaccuracy in the representations and warranties by Sellers, set forth in this Agreement or in the Schedules attached to this Agreement or in the Collateral Documents; (b) nonfulfillment or nonperformance of any agreement, covenant or condition on the part of Sellers made in this Agreement or in the Collateral Documents and to be performed by Sellers before or after the Closing Date; (c) the imposition upon, claim against or payment by Purchaser of any liability or obligation of Sellers other than the Assumed Liabilities; (d) violation of the requirements of any governmental authority relating to the reporting and payment of federal, state, or other income tax of Sellers arising or accrued prior to the Closing Date; (e) any claim by a third party that, if true, would mean that a condition for indemnification set forth in subsections (a), (b), (c) or (d) of this Section
9.1 of this Agreement has occurred; and (f) any claim or action brought against Purchaser or any of its officers or directors as a result of any action brought on behalf of any shareholder of MSI.;

         Section 9.2 Indemnification by Purchaser. Purchaser agrees that it will indemnify, defend, protect and hold harmless Sellers and their officers, members, directors, divisions, subdivisions, affiliates, subsidiaries, parents, agents, employees, legal representatives, successors and assigns, as applicable, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, penalties, costs and expenses whatsoever (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) whether equitable or legal, matured or contingent, known or unknown to the Purchaser, foreseen or unforeseen, ordinary or extraordinary, patent or latent, whether arising out of occurrences prior to, at, or after the date of this Agreement, as a result of or incident to: (a) any breach of, misrepresentation in, untruth in or inaccuracy in the representations and warranties of Purchaser set forth in this Agreement or in the Schedules attached to this Agreement or in the Collateral Documents; (b) nonfulfillment or nonperformance of any agreement, covenant or condition on the part of Purchaser made in this Agreement or in the Collateral Documents and to be performed by Purchaser before or after the Closing Date; (c) the imposition upon, claim against, or payment by the Company or Sellers of any of the Assumed Liabilities because of the Purchaser's failure to pay the Assumed Liabilities or for any other reason; (d) violation of the requirements of any governmental authority relating to the reporting and payment of federal, state, local or other income, sales, use, franchise, excise, payroll or property Tax Liabilities of the Purchaser accrued after the Closing Date, including, without limitation, liabilities arising from or related to any failure to comply with laws relating to bulk transfers or bulk sales with respect to the transactions contemplated by this Agreement; and (f) any claim by a third party that, if true, would mean that a condition for indemnification set forth in subsections (a), (b), (c), (d) or (e) of this Section 9.2 has occurred.

         Section 9.3 Procedure for Indemnification with Respect to Third Party Claims.

         (a) If any third party shall notify a party to this Agreement (the "Indemnified Party") with respect to any matter (a "Third Party Claim") that may give rise to a claim for indemnification against any other party to this Agreement (the "Indemnifying Party") under this Article IX, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is thereby prejudiced. Such notice shall state the amount of the claim and the relevant details thereof.

         (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as the Indemnifying Party notifies the Indemnified Party in writing within thirty (30) business days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party, pursuant to the provisions of Article IX.

         (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9.3(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in (but not control) the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which will not be unreasonably withheld), and
(iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (which will not be unreasonably withheld). In the case of (c)(ii) or (c)(iii) above, any such consent to judgment or settlement shall include, as an unconditional term thereof, the release of the Indemnifying Party from all liability in connection therewith.

         (d) If any condition set forth in Section 9.3(b) above is or becomes unsatisfied, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim and any matter it may deem appropriate and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith, (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the cost of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (iii) the Indemnifying Party will remain responsible for any adverse consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article IX.

         Section 9.4 Procedure for Non-Third Party Claims. If Purchaser or Sellers wish to make a claim for indemnity under Section 9.1 or Section 9.2, as applicable, and the claim does not arise out of a third party notification which makes the provisions of Section 9.3 applicable, the party desiring indemnification ("Indemnified Party") shall deliver to the parties from which indemnification is sought ("Indemnifying Party") a written demand for indemnification ("Indemnification Demand"). The Indemnification Demand shall state: (a) the amount of losses, damages or expenses which the Indemnified Party has incurred or has suffered or is expected to incur or suffer to which the
Indemnified  Party is  entitled  to  indemnification  pursuant to Section 9.1 or
Section 9.2, as applicable; and (b) the nature of the event or occurrence which entitles the Indemnified Party to receive payment under Section 9.1 or Section 9.2, as applicable. If the Indemnifying Party wishes to object to an Indemnification Demand, the Indemnifying Party must send written notice to the Indemnified Party stating the objections and the grounds for the objections ("Indemnification Objection"). If no Indemnification Objection is sent within forty-five (45) days after the Indemnification Demand is sent, the Indemnifying Party shall be deemed to have acknowledged the correctness of the claim or claims specified in the Indemnification Demand and shall pay the full amount claimed in the Indemnification Demand within sixty (60) days of the day the Indemnification Demand is dated. If for any reason the Indemnifying Party does not pay the amounts claimed in the Indemnification Demand, within sixty days of the Indemnification Demand's date, the Indemnified Party may institute legal proceedings to enforce payment of the indemnification claim contained in the Indemnification Demand and any other claim for indemnification that the Indemnified Party may have.

         Section 9.5 Survival of Claims.

         (a) All of the respective representations, warranties and obligations of the parties to this Agreement shall survive consummation of the transactions contemplated by this Agreement for eighteen months from the Closing Date and shall thereafter expire and be of no force and effect; provided, however, that the representations and warranties in Sections 1.6, 3.1, 3.2, 3.15, 3.17, 4.1 and 4.2 shall survive four years from the Closing Date.

         (b) Notwithstanding the provisions of Section 9.5(a) above, which provide that representations, warranties and obligations expire after certain stated periods of time, if within the stated period of time, an Indemnification Demand is given, or a suit or action based upon representation or warranty is commenced, the Indemnified Party shall not be precluded from pursuing such claim or action, or from recovering from the Indemnifying Party (whether through the courts or otherwise) on the claim or action, by reason of the expiration of the representation or warranty.

         Section 9.6 Prompt Payment. In the event that any party is required to make any payment under this Article IX, such party shall promptly pay the Indemnifying Party the amount so determined. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Article IX, the Indemnifying Party shall, nevertheless, pay when due such portion, if any, of the obligation as shall not be subject to dispute. The portion in dispute shall be paid upon a final and non-appealable resolution of such dispute. Upon the payment in full of any claim, the Indemnifying Party shall be subrogated to the rights of the Indemnified Party against any person with respect to the subject matter of such claim.

         Section 9.7 Limitation of Liability. Notwithstanding anything in this Agreement to the contrary, the liability and obligations of Sellers for the indemnification set forth in Section 9.1, shall be limited to Five Million Eight Hundred Thousand Dollars ($5,800,000). Such limitation shall not apply to any liabilities and obligations excluded from the Assets pursuant to Section 1.7 hereof.

         Section 9.8  Casualty and Condemnation.

         (a) The risk of loss or damage to the Assets until the day of closing is retained by Seller. If any damage occurs to the Assets prior to closing, Purchaser proceed to closing and, if not repaired by Seller prior to Closing, deduct from the Purchase Price the amount which will be required to repair such damage less the insurance proceeds turned over to Purchaser under the provisions of Section 5.2.

         (b) If any eminent domain or condemnation proceeding pertaining to all or any portion of the Locations is threatened or commenced prior to closing (including, but not limited to those listed on Schedule 3.5(g)), there shall be no disposition or settlement thereof without the prior written consent of Purchaser, and Purchaser at its sole option shall proceed to Closing and the proceeds to be received by Seller from such condemnation or eminent domain proceeding shall be turned over or assigned to Purchaser. Seller shall make no settlement of, nor enter into any agreements relating to, eminent domain or condemnation proceedings following execution of this Agreement, without Purchaser's consent.

                                    ARTICLE X
                                Other Provisions

         Section 10.1 Nondisclosure by Purchaser. Purchaser recognizes and acknowledges that it has in the past, currently has, and prior to the Closing Date, will have access to certain confidential information of Sellers, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the Sellers. Purchaser agrees that, for a period of one (1) year from the date hereof, it will not utilize such information in the business or operation of Purchaser, or any of its affiliates or disclose such confidential information to any person, firm, corporation, association, or other entity for any purpose or reason whatsoever, unless (i) such information becomes known to the public generally through no fault of Purchaser or any of its affiliates, (ii) Purchaser is compelled to disclose such information by a governmental entity or pursuant to a court proceeding, or (iii) Closing takes place (provided, however, that after Closing Purchaser will abide by any legally binding contractual duties of non-disclosure owed to third parties from whom assets were purchased by the Company). In the event of a breach or threatened breach by Purchaser of the provisions of this Section 10.1, Sellers shall be entitled to an injunction restraining Purchaser from utilizing or disclosing, in whole or in part, such confidential information. Nothing contained herein shall be construed as prohibiting Sellers from pursuing any other available remedy for such breach or threatened breach, including, without limitation, the recovery of damages.

         Section 10.3 Assignment; Binding Effect; Amendment. This Agreement and the rights and obligations of the parties hereunder may not be assigned and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of Purchaser and the Sellers. This Agreement, upon execution and delivery, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by all parties hereto.

         Section 10.4 Entire Agreement. This Agreement is the final, complete and exclusive statement and expression of the agreement among the parties hereto with relation to the subject matter of this Agreement, it being understood that there are no oral representations, understandings or agreements covering the same subject matter as the Agreement, except for the Confidentiality Agreement executed by Cali West Holdings, LLC in favor of MSI ("Confidentiality Agreement"). The Agreement supersedes, and cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous discussions, prior correspondence, oral agreements or written agreements of any kind, except for the Confidentiality Agreement which shall remain in full force and effect. The parties to this Agreement have relied on their own advisors for all legal, accounting, Tax or other advice whatsoever with respect to the Agreement and the transactions contemplated hereby.

         Section 10.5 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         Section 10.6 Notices. All notices or other communications required or permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by overnight courier or by delivering the same in person to such party. "Overnight Courier" shall be deemed for purposes of this Section 10.6 to include, without limitation, the Express Mail service of the U.S. Postal Service.

         (a) If to Sellers, addressed to them at:

                           General Counsel
                           Mace Security International, Inc.
                           1000 Crawford Place
                           Mt. Laurel, NJ 08054

                           with a copy to:

                           Gerald J. Guarcini, Esq.
                           Ballard Spahr Andrews & Ingersoll, LLP
                           1735 Market Street
                           Philadelphia, Pennsylvania 19103-75.


         (b) If to Purchaser, addressed to it at:

                           2609 W. Woodland Drive
                           Anaheim, CA 92801
                           Fax 714-826-3732

         (c) If to Escrow Agent, addressed to it at: 3440 Wilshire Blvd, Suite 600 Las Angelos, CA 90010

Notice shall be deemed given and effective on the earliest of the day personally delivered, or one business day after being sent by Overnight Courier, or three business days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received, if earlier. Any party may change the address for notice by notifying the other parties of such change in accordance with this Section 10.6.

         Section 10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Issues that relate to the Owned Real Property and Leased Real Property and would be governed by local law shall be governed by the law of the jurisdiction in which the Owned Real Property or Leased Real Property is located.

         Section 10.8 No Waiver. No delay of, or omission in, the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or in any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach of default occurring before or after that waiver.

         Section 10.9 Captions. The headings of this Agreement are inserted for convenience only, and shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

         Section 10.10 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as most nearly to retain the intent of the parties. If such modification is not possible, such provision shall be severed from this Agreement. In either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         Section 10.11 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute shall be deemed to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" means included, without limitation.

         Section 10.12 Extension or Waiver of Performance. Either Sellers or Purchaser may extend the time for or waive the performance of any of the obligations of the other, waive any inaccuracies in the representations or warranties by the other, or waive compliance by the other with any of the covenants or conditions contained in this Agreement, provided that any such extension or waiver shall be in writing and signed by the party granting or approving such extension or waiver.

         Section 10.13 Liabilities of Third Parties. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors, heirs, legal representative and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provisions give any third person any rights of subrogation or action over or against any party to this Agreement.

         Section 10.14 Disclosure on Schedules. The parties to this Agreement shall have the obligation to supplement or amend the Schedules being delivered concurrently with the execution of this Agreement and attached hereto or incorporated herein with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules. The obligations of the parties to amend or supplement the Schedules shall terminate on the consummation of the transaction contemplated by this Agreement at the Closing, or on the date of termination of this Agreement if Closing does not occur.

         Section 10.16 Further Assurances and Cooperation. From time to time at the request of a party to this Agreement and without further consideration, the other party will execute and deliver such documents and take such action as may reasonably be requested in order to consummate more effectively the transactions contemplated by this Agreement. Purchaser hereby agrees that in connection with any exemption from any Tax otherwise payable in respect of a bulk transfer of assets that Sellers wish to obtain, upon Sellers' request, Purchaser will provide to Sellers the appropriate form issued by the appropriate State Division of Taxation. Purchaser and Sellers agree to use good faith efforts to structure and implement the transactions contemplated by this Agreement in a tax-efficient manner.

         Section 10.17 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, including, without limitation, any union or any employee or former employee of Sellers, any legal or equitable right, benefit or remedy of any nature whatsoever, including, without limitation, any rights of employment for any specified period, under or by reason of this Agreement.

         Section 10.18 Computation of Time. Any time period specified in this Agreement which would otherwise end on a non-Business Day shall automatically be extended to the immediately following Business Day.


              [The balance of this page intentionally left blank.]

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

PURCHASER:
CW Acquisition, LLC

By: /s/ Christopher M. Miner
------------------------------------
Name: Christopher M. Miner
Title: Operating Manager



SELLERS:
Mace Security International, Inc.

By: /s/ Robert Kramer
------------------------------------
Name: Robert Kramer
Title: Executive Vice-President



Mace Car Wash, Inc.

By: /s/ Robert Kramer
-------------------------------------
Name: Robert Kramer
Title: Executive Vice-President


Mace Car Wash-Arizona, Inc.

By: /s/ Robert Kramer
-------------------------------------
Name: Robert Kramer
Title: Executive Vice-President


ESCROW AGENT

United Escrow Co.

By: /s/ Susan H. Chang
-------------------------------------
Name: Susan H. Chang
Title: President

                                   Appendix A
                                  Defined Terms

         Through out the Agreement certain capitalized terms are defined. In addition to the definitions that are throughout the Agreement, the terms set forth in this Appendix A have the meanings given them for purposes of the Agreement.


         "Acquisition Transaction" is defined in Section 5.12 of the Agreement.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Applicable Laws" means applicable federal, state and local statutes, laws, rules, regulations, orders, permits (including, without limitation, zoning restrictions, land use requirements and environmental laws).

         "Assets" is defined Section 1.4 of the Agreement.

         "Assumed Liabilities" are defined in Section 1.6 of the Agreement.

         "Business Day" means a day other than Saturday, Sunday or other day when commercial banks in the State of Delaware are authorized or required by law to close.

         "Car Wash Business" means the car wash business and related services offered by the Companies at the Locations.

         "Closing" is defined in Section 1.2 of the Agreement.

         "Closing Date" is defined in Section 1.2 of the Agreement.

         "Companies" mean Mace Car Wash, Inc and Mace Car Wash-Arizona, Inc., a "Company" means one of the Companies.

         "Current Surveys" means the most recent existing surveys of the Owned Real Property which Sellers have access to.

         "Current Title Policies" means the most recent existing title policy of the Owned Real Property to which Sellers have access.

         "Deposit" means the Two Hundred Thousand Dollars ("$200,000) that Purchaser is to deposit with Escrow Agent as set forth in Section 1.3(a)(i) of the Agreement.

         "Employee Benefit Plan" means any employee benefit plan or compensation plan, agreement or arrangement covering present or former employees of the Companies (including those within the meaning of ERISA Section 3(3)), stock purchase plan, stock option plan, fringe benefit plan, change in control plan, severance plan, bonus plan, pension plan and any other deferred compensation agreement or plan or funding arrangement.

         "Encumbrance"  means  any  lien,  pledge,  option,  charge,   easement,
security interest, right-of-way or similar restriction or encumbrance.

         "Escrow" means the Deposit.

         "Escrow Agent" means United Escrow Company.

         "Historical Financials" means the consolidated balance sheet and statements of income and cash flows of the for the Car and Truck Wash Business Segment as of and for the year ended December 31, 2005 as filed with the Securities and Exchange Commission under the requirements of the Securities and Exchange Act of 1934.

         "Leased Real Property" means the Locations that are leased by the Companies as identified on Schedule 1.3 of the Agreement.

         "Locations" means the car wash locations listed on Schedule 1.3 of the Agreement.

         "Material Adverse Effect" means any material adverse change in, or material adverse effect on the business, assets, operations, value or other financial condition of the Car Wash Business such that the earnings before interest taxes depreciation and amortization of the Car Wash Business can reasonably expected to be $2,000,000 or less for the twelve months following the Closing Date.

         "MSI" means Mace Security International, Inc., a Delaware Corporation.

         "Ordinary Course of the Business" means a manner generally consistent with past business practices as evidenced by historical events, trends and customary approach.

         "Owned Real Property" means the real property owned by the Companies as identified on Schedule 1.3 of the Agreement.

         "Permitted Exceptions" is defined in Section 2.1 of the Agreement.

         "Person" means any individual, partnership, corporation, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity (or any department, agency or political subdivision thereof).

         "Promissory Note" means the note attached as Schedule 1.9(a)(ii).

         "Purchaser" is defined in the first paragraph of the Agreement.

         "Purchase Price" is defined in Section 1.3 of the Agreement.

         "Sellers" mean MSI and the Companies.

         "Tax" means any federal, state, local or foreign income, gross receipts, license, excise, severance, stamp, occupation, premium, windfall profits, capital gain, intangible, custom duties, capital stock, franchise, foreign withholding, unemployment, disability, transfer, value added, registration, alternative or add on minimum, or estimated tax, including any interest, penalties or additions to taxes in respect of the foregoing, whether disputed or not, and any obligation to indemnify, assume or succeed to the liability of any other Person in respect of the foregoing, and the term "Tax Liability" shall mean any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due) with respect to Taxes.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.